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EXHIBIT 21                      PGI INCORPORATED                    PAGE 1 OF 1
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                                  SUBSIDIARIES
                                  ------------
                                       State of             Relationship
                                       --------             ------------
                                       Incorporation
                                       -------------
Sugarmill Woods, Inc.                  Florida              Wholly owned (1)
Sugarmill Woods Management, Inc.       Florida              Wholly owned (1)
Deep Creek Utilities, Inc.             Florida              Wholly owned (1)
Southern Woods, Incorporated           Florida              Wholly owned by
                                                          Sugarmill Woods, Inc.
Burnt Store Marina, Inc.               Florida              Wholly owned (1)
Punta Gorda Isles Sales, Inc.          Florida              Wholly owned (1)
Burnt Store Utilities, Inc.            Florida              Wholly owned (1)
Gulf Coast Credit Corporation          Florida              Wholly owned (1)
Sugarmill Construction, Inc.           Florida              Wholly owned by
                                                          Sugarmill Woods, Inc.

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(1) Included in the Company's consolidated financial statements.
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